Exhibit 10.1

This Promissory Note (this “note”) has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or an available exemption from registration thereunder.

PROMISSORY NOTE

Principal Amount: $848,000	Issuance Date: August 17, 2026

Launch Two Acquisition Corp., a Cayman Islands exempted company (“Maker”), promises to pay to the order of Launch Two Sponsor LLC, a Delaware limited liability company, or its registered assigns or successors in interest (“Payee”), the principal sum of Eight Hundred Forty-Eight Thousand U.S. Dollars ($848,000), together with accrued interest thereon, in lawful money of the United States of America, on the terms and conditions described in this Note.

1.  Loan By Payee. On the date hereof, the parties acknowledge that Payee has made a loan to Maker in the principal amount of Eight Hundred Forty-Eight Thousand U.S. Dollars ($848,000) (the “Loan”). The Loan is subject to the terms and conditions of this Note. Amounts repaid or prepaid in respect of the Loan may not be re-borrowed. All of the proceeds of the Loan hereunder shall be used by Maker solely for working capital purposes, including (i) to pay certain or all of Maker’s outstanding liabilities and obligations and/or (ii) to fund additional efforts by Maker with respect to Maker’s initial business combination (as such term is described in the IPO Prospectus (as defined below)) (a “Business Combination”) or an extension of Maker’s deadline to consummate a Business Combination.

2.  Repayment of Principal Amount; Prepayment.

(a) The outstanding principal amount of this Note, together with all accrued but unpaid interest, expense reimbursement and other amounts payable hereunder (collectively, the “Obligations”), shall become due and payable upon the earliest to occur of: (i) the date that a Business Combination is consummated by Maker; (ii) the effective date of the winding up of Maker (subject to Section 11 below); and (iii) the date that is six (6) month anniversary of the issuance date of this Note (the “Term Date”); provided, that the Term Date may be extended by Maker in its sole discretion for up to two (2) extensions pursuant to and in accordance with Section 2(d) hereof (such earliest date, the “Maturity Date”).

(b)  All payments under this Note shall be made by Maker in lawful money of the United States by wire transfers of immediately available funds to a bank account as designated in writing by Payee to Maker. If any payment hereunder shall be stated to be due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of interest or fees, if any, as the case may be.

(c)  Maker may prepay this Note, in whole or in part, at any time prior to the Maturity Date with the prior written consent of Payee. Any such prepayment shall be made together with (i) all accrued and unpaid interest on the principal amount being prepaid through the date of prepayment and (ii) a prepayment premium equal to ten percent (10%) of the principal amount being prepaid.

(d) At any time on or prior to the end of the initial Term Date, Maker can extend the Term Date (the “First Term Date Extension”) for an additional two (2) months (such date, the “First Extended Term Date”) by providing written notice thereof to Lender and paying to the Lender a fee equal to one percent (1%) of the outstanding principal balance of the Loan as of the initial Term Date (such amount, the “First Extension Fee”), which First Extension Fee will be added to the principal amount of the Loan. Additionally, in the event that Maker exercises the First Term Date Extension, then at any time on or prior to the end of the First Extended Term Date, Maker can further extend the Term Date (the “Second Term Date Extension”) for an additional three (3) months from the First Extended Term Date (the “Second Extended Term Date”) by providing written notice thereof to Lender and paying to the Lender a fee equal to one and one-half percent (1.5%) of the outstanding principal balance of the Loan as of the First Extended Term Date (such amount, the “Second Extension Fee”), which Second Extension Fee will be added to the principal amount of the Loan. From and after the end of the initial Term Date, any interest accruing on the Loan, including any increase in the principal amount thereof resulting from the First Extension Fee and Second Extension Fee, if applicable, will, on the first day of each month in arrears, at the option of Maker either be (i) paid in cash on such day and on the Maturity Date or (ii) accrue and be paid at the Maturity Date (or, in either case of clauses (i) or (ii), if any such day is not a business day, on the next succeeding business day).

3.  Interest; Interest Reserve.

(a) The outstanding principal amount of this Note shall bear interest at a rate of eight percent (8.00%) per annum. All computations of interest payable under this Note shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue during each period during which interest is computed from the first day thereof to the last day thereof, and shall be payable in arrears on the Maturity Date (or upon an Event of Default, if earlier).

(b) Subject to Section 2(d), interest accruing on the Loan shall be due and payable on the first day of each month in arrears and on the Maturity Date, or if any such day is not a business day, on the next succeeding business day. On the Issuance Date, Payee shall retain $48,000.00 from the net proceeds of the Loan as an interest reserve (the “Interest Reserve”). Interest payments shall be made on Maker’s behalf out of the Interest Reserve until the Interest Reserve is fully exhausted.

(c) Effective immediately upon the occurrence of any Event of Default, Maker shall pay additional interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Loan (in addition to the interest described in clause (a) above) from and after the date of occurrence of such Event of Default, at a rate per annum of eighteen percent (18.00%) per annum.

(d) Anything herein to the contrary notwithstanding, the obligations of Maker hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by Payee would be contrary to the provisions of any law applicable to Payee limiting the highest rate of interest which may be lawfully contracted for, charged or received by Payee, and in such event Maker shall pay Payee interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Maker shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Payee is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Issuance Date as otherwise provided in this Note.

4.  Events of Default. Each of the following events shall constitute an event of default (“Event of Default”):

(a) Non-Payment. Maker fails to pay when and as required to be paid the principal of the Loan or (ii) to pay any fee or any other Obligation payable hereunder when due and payable hereunder, and in either case such payment is not cured within five (5) business days after the date upon which written notice thereof is given to Maker by Payee.

(b) Other Defaults. Maker fails to perform or observe any covenant or agreement contained in this Note, in any case, in any material respect, and such default shall continue unremedied for a period of ten (10) business days after the date upon which written notice thereof is given to Maker by Payee.

(c) Insolvency; Voluntary Proceedings. Maker: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing. For purposes of this Note, an “Insolvency Proceeding” means (A) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (B) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (A) and (B) above, undertaken under U.S. federal, state or foreign law.

(d) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Maker, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Maker’s properties and assets, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) Maker admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Maker acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person or entity for itself or a substantial portion of its property, assets or business.

5. Remedies. In each case subject to the provisions of Section 11 of this Note:

(a) Upon the occurrence of an Event of Default specified in Sections 4(a) and 4(b), Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other Obligations hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 4(c) and 4(d), the unpaid principal balance of this Note, and all other Obligations hereunder, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

(c) Without limiting any other right or remedy of Payee under this Note, upon the occurrence of an Event of Default, Maker hereby agrees to pay for all reasonable out-of-pocket costs of collection and any other enforcement of this Note, including reasonable out-of-pocket attorneys’ fees and reasonable expenses and court costs.

6.  Expense Reimbursement.

(a) On the Issuance Date, Maker shall reimburse Payee for the reasonable out-of-pocket costs and expenses paid or incurred by Payee in obtaining the funds for the Loan (including any expense reimbursement and loan set-up fees that Payee is required to make to the investor providing such funds), up to a maximum of $50,000, which will be paid by Maker by reducing the Loan proceeds (and, for the avoidance of doubt, included in the principal amount of this Note).

(b) Additionally, Maker shall reimburse Payee for the reasonable out-of-pocket costs and expenses paid or incurred by or on behalf of Payee in connection with (i) any refinancing or restructuring of the credit arrangements agreed to by Maker or (ii) the enforcement or preservation of any right or remedy under this Note, including payment of the Obligations. Excluding the obligations set forth in Section 6(a) above, Maker shall also reimburse Payee for any expense reimbursement obligations or indemnification obligations of Payee under the Credit Agreement, dated as of August 10, 2026 (the “Credit Agreement”), by and between Payee and SRX Global Inc., a Delaware corporation, and other loan agreements, instruments, certificates or documents executed in connection with the Credit Agreement (collectively, the “Loan Documents”), in each case of clauses (i) and (ii) except for indemnification obligations under the Loan Documents (which will not be subject to a cap), up to $20,000 in the aggregate in each circumstance, provided, that the parties shall negotiate in good faith to increase such cap if the commercial circumstance warrant such modification. Notwithstanding the foregoing, Maker will not have any reimbursement obligations hereunder for Payee’s indemnification obligations under the Loan Documents to the extent that such liability has resulted from the gross negligence or willful misconduct of Payee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Notwithstanding anything to the contrary contained herein, such expense payment or reimbursement obligations of Maker will be added to the Obligations hereunder and not be paid by Maker until the Maturity Date (or if earlier, the occurrence of an Event of Default).

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment, and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8.  Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9.  Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, in each case to the applicable party at the address set forth underneath such party’s signature on the signature page hereto (or at such other address for a party as shall be specified by like notice).

10. Governing Law; Jurisdiction; Waiver of Jury Trial. This Note shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without regard to the conflicts of laws rules thereof. Any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the state or federal courts sitting in or otherwise serving New York, County, New York (or in any appellate courts thereof) (the “Specified Courts”). The parties hereto hereby: (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the Specified Courts in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in any Specified Court and agree that service of process upon a party mailed by certified mail to such party’s address in accordance with Section 9 above shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding. Each party agrees that a final judgement in any legal suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by applicable law. Each party hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this note or any obligations hereunder.

11.  Trust Waiver. Payee understands that, as described in the final prospectus of Maker, dated as of October 7, 2024, and filed with the U.S. Securities and Exchange Commission on October 8, 2024 (File No. 333-280965) (the “IPO Prospectus”), Maker has established a trust account (the “Trust Account”) containing the proceeds of the IPO and the overallotment securities acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Maker’s public shareholders (including overallotment shares acquired by Maker’s underwriters, the “Public Shareholders”), and that Maker may disburse monies from the Trust Account only in the circumstances described in the IPO Prospectus. For and in consideration of Maker entering into this Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Payee hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Note, neither Payee nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom to Public Shareholders (“Public Distributions”), or make any claim against the Trust Account or Public Distributions, with respect to any claim based upon, arising out of or in connection with this Note, Maker’s obligations hereunder or the transactions contemplated hereby, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Payee on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that Payee or any of its affiliates may have against the Trust Account or Public Distributions now or in the future and will not seek recourse against the Trust Account or Public Distributions for any Released Claims. Payee agrees and acknowledges that such irrevocable waiver is material to this Note and specifically relied upon by Maker and its affiliates to induce Maker to enter into this Note, and Payee further intends and understands such waiver to be valid, binding and enforceable against Payee and each of its affiliates under applicable law. The provisions of this Section 11 shall survive any termination or satisfaction of this Note and be in addition to, and not in limitation of, any releases of any claims provided by Payee pursuant to any other agreement between Payee and Maker.

12.  Miscellaneous. This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and referenced herein, and supersedes and terminates any prior agreements between the parties or their respective affiliates (written or oral) with respect to the subject matter hereof. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of a party hereto but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be null and void ab initio. Subject to the foregoing, this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of Maker and Payee. Nothing contained in this Note shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or a successor or permitted assign of such a party. The headings set forth in this Note are for convenience of reference only and shall not be used in interpreting this Note. In this Note, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein”, “hereto” and “hereby” and other words of similar import shall be deemed in each case to refer to this Note as a whole and not to any particular portion of this Note; and (iv) a “business day” shall mean any day other than a Saturday or a Sunday or a day on which banks are authorized or required to close in New York City. This Note was prepared jointly by the parties and no rule that it be construed against the drafter will have any application in its construction or interpretation. This Note may be executed in multiple counterparts, including by facsimile, pdf or other electronic document transmission, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Launch Two Acquisition Corp.

By:	/s/ James J. McEntee III
	Name:	James J. McEntee III
	Title:	Chief Executive Officer

Address for Notice:

Launch Two Acquisition Corp.
180 Grand Avenue, Suite 1530
Oakland, CA 94612, U.S.A.
Attn: James J. McEntee III, CEO
Telephone No.: (510) 692-9600
E-mail: jmce@stbwell.com

Acknowledged and agreed as of the date first set forth above:

Launch Two Sponsor LLC

By:	Jurgen van de Vyver
	Name:	Jurgen van de Vyver
	Title:	Chief Financial Officer

Address for Notice:

Launch Two Sponsor LLC

c/o Launchpad Capital Management

180 Grand Avenue, Suite 1530

Oakland, CA 94612

Attn: Jurgen van de Vyver

Telephone No.: (510) 200-8878

Email: jurgen@launchpad.vc

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